UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Aetna Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-16095	23-2229683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Farmington Avenue Hartford, CT 06156
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 273-0123

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02.     Termination of a Material Definitive Agreement.

Termination of Merger Agreement

As previously disclosed, on July 2, 2015, Aetna Inc. (“Aetna”), Echo Merger Sub, Inc., a wholly-owned subsidiary of Aetna (“Merger Sub 1”), Echo Merger Sub, LLC, a wholly-owned subsidiary of Aetna (“Merger Sub 2”), and Humana Inc. (“Humana” and, together with Aetna, Merger Sub 1 and Merger Sub 2, the “Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of Humana by Aetna.

On February 14, 2017, Aetna and Humana entered into a mutual Termination Agreement (the “Termination Agreement”) pursuant to which the Parties agreed to terminate the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, entered pursuant thereto or entered in connection therewith (other than certain confidentiality agreements) (collectively with the Merger Agreement, the “Transaction Documents”), effective immediately as of February 14, 2017 (the “Termination Date”). Under the Termination Agreement, Aetna agreed to pay Humana the Regulatory Termination Fee (as defined in the Merger Agreement) of $1,000,000,000 in cash in full satisfaction of any amounts required to be paid by Aetna under the Merger Agreement. The Parties also agreed to release each other from any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees, however arising, in connection with, arising out of or related to the Transaction Documents, the transactions contemplated therein or thereby or certain related matters. Aetna expects to fund the payment of the Regulatory Termination Fee with the proceeds of its senior notes issued in June 2016 (collectively, the “Humana-related senior notes”).

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Aetna’s Current Report on Form 8-K filed on July 8, 2015, and the Termination Agreement, which is filed herewith as Exhibit 10.1, each of which is incorporated by reference herein.

Termination of Term Loan Agreement

As previously disclosed, on July 30, 2015, Aetna entered into a term loan credit agreement (as amended by the previously disclosed first amendment (the “First Amendment”) to the term loan credit agreement, dated November 21, 2016, the “Term Loan Agreement”), with the various lenders party to the Term Loan Agreement and Citibank, N.A., as administrative agent. The proceeds of the Term Loan Agreement were required to be used to fund the merger contemplated by the Merger Agreement and to pay fees and expenses incurred in connection therewith. Under the terms of the Term Loan Agreement, all outstanding commitments under the Term Loan Agreement will automatically terminate at 5:00 p.m. New York City time on the Termination Date.

The foregoing descriptions of the Term Loan Agreement and the First Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Term Loan Agreement (prior to giving effect to the First Amendment), which was filed as Exhibit 99.5 to Aetna’s Current Report on Form 8-K filed on July 31, 2015 and the First Amendment, which was filed as Exhibit 99.1 to Aetna’s Current Report on Form 8-K filed on November 22, 2016, each of which is incorporated by reference herein.

Section 2 – Financial Information

Item 2.04.     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the terms of the Senior Indenture (the “Base Indenture”) dated as of March 2, 2001 between Aetna and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee and paying agent (the “Trustee”), as supplemented by the Supplemental Indenture dated as of June 9, 2016 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), relating to Aetna’s 1.900% Senior Notes Due June 7, 2019; 2.400% Senior Notes due June 15, 2021; 3.200% Senior Notes due June 15, 2026; 4.25% Senior Notes due June 15, 2036; and 4.375% Senior Notes due June 15, 2046 (collectively, the “Special Mandatory Redemption Notes”), Aetna is required, due to the termination of the Merger Agreement, to redeem all $10.2 billion aggregate principal amount of the Special Mandatory Redemption Notes. The redemption price for the Special Mandatory Redemption Notes will be 101% of the aggregate principal amount of such Special Mandatory Redemption Notes, plus accrued and unpaid interest from the most recent date to which interest has been paid or provided for to, but excluding, the date of redemption. Pursuant to the terms of the Indenture, Aetna provided notice of the special mandatory redemption to holders of the Special Mandatory Redemption Notes, with a copy to the Trustee on the Termination Date. The date of redemption will be on or about March 16, 2017. Aetna expects to fund the redemption of the Special Mandatory Redemption Notes with the proceeds of the Humana-related senior notes. As a result of the redemption of the Special Mandatory Redemption Notes, in the first quarter of 2017, Aetna will recognize, on a pre-tax basis, in its net income the entire approximately $420 million unamortized portion of the related cash flow hedge losses, debt issuance costs and debt issuance discounts and the entire approximately $100 million redemption premium paid on the Special Mandatory Redemption Notes upon such redemption.

Section 7 – Regulation FD

Item 7.01.     Regulation FD Disclosure.

    As previously disclosed, on August 2, 2016, Aetna entered into a definitive agreement (the “Molina APA”) to sell to Molina Healthcare, Inc. (“Molina”) certain of Aetna’s Medicare Advantage assets. On February 14, 2017, Aetna and Molina entered into a Termination Agreement (the “APA Termination Agreement”) pursuant to which Aetna terminated the Molina APA, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered pursuant thereto. Under the APA Termination Agreement, Aetna agreed to pay Molina in cash (a) a termination fee of $52.5 million and (b) approximately 70% of Molina’s transaction costs.

Section 9 – Financial Statements and Exhibits

(d) Exhibits.

10.1	Termination Agreement, dated as of February 14, 2017, by and among Aetna Inc., Echo Merger Sub, Inc., Echo Merger Sub, LLC and Humana Inc.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s control.

Statements in this Current Report on Form 8-K regarding Aetna are forward-looking, including our expectations as to the funding of the Regulatory Termination Fee and the timing and funding of the redemption of the Special Mandatory Redemption Notes. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond our control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, changes in our future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2015 Annual Report on Form 10-K (“Aetna's 2015 Annual Report”) and Aetna’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (“Aetna’s Quarterly Report”), each on file with the Securities and Exchange Commission (the “SEC”). You also should read Aetna's 2015 Annual Report and Aetna's Quarterly Report, for a discussion of Aetna's historical results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date:	February 14, 2017	By:	/s/ Sharon A. Virag
			Name:	Sharon A. Virag
			Title:	Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Termination Agreement, dated as of February 14, 2017, by and among Aetna Inc., Echo Merger Sub, Inc., Echo Merger Sub, LLC and Humana Inc.